EXHIBIT 5.1 - LEGAL OPINION

                                 LAW OFFICES OF
                             HAROLD H. MARTIN, P.A.
                          17111 KENTON DR., STE. 204B
                              CORNELIUS, NC 28031

*ALSO ADMITTED IN                                                 TELEPHONE
  NEW YORK                                                      704-894-9760
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                                                                704-894-9759


February 27, 2004

Board of Directors
FoneFriend, Inc.
2722 Loker Avenue West, Suite G
Carlsbad, California  92008

Re:  Up to 17,950,000 Shares to be Registered on Form S-3 (the "Shares")

Gentlemen:

     We have acted as counsel for FoneFriend, Inc., a Delaware corporation (the "Company"), and certain of its shareholders (the "Selling Shareholders") in connection with the registration of the Shares described in the prospectus of the Company dated February 23, 2004 (the "Prospectus"), contained in the Registration Statement on Form S-3 (the "Registration Statement") of the Company. In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:
(a) Certificate of Incorporation of the Company, as amended to date; (b) By-laws of the Company, as amended to date; (c) Certificates from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Delaware; (d) Share Certificates of the Company; and (e) The Registration Statement. In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or as photo-static copies.

     Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, the jurisdiction of its incorporation, and has full


Board of Directors
February 27, 2004
Page 2.

corporate power and authority to own its properties and conduct business as described in the Registration Statement.

     The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, with a par value of $.001 per share, of which there are outstanding 19,184,444 shares, and 50,000,000 shares of Preferred Stock, with a par value of $.001 per share, of which none are outstanding. Proper corporate proceedings have been taken validly to authorize such authorized capital stock and all the outstanding shares of such capital stock (including the Shares), when delivered in the manner and/or on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and non-assessable. The shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company.

     The opinions expressed herein are based on federal corporate laws the laws of the State of North Carolina.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, or the general rules and regulations thereunder.


                                   Sincerely,

                                   /s/ Harold H. Martin
                                   --------------------
                                   Harold H. Martin

                                          For

                          Law  Offices  of  Harold  H.  Martin,  P.A.